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                                                                   EXHIBIT 10.15

                          FORM OF EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the
20th day of February, 2002, by and between Legato Systems, Inc., a Delaware corporation, and F. William Caple (hereinafter referred to as "Employee") (together the "Parties");

                                   WITNESSETH:

     WHEREAS, Legato Systems, Inc., OTG Software, Inc. ("OTG") or a subsidiary of Legato Systems, Inc. (collectively, "Legato") desire to employ Employee, and Employee desires to be employed by Legato, upon the terms and conditions set forth in this Agreement; and

     WHEREAS, Employee acknowledges that he has had an opportunity to consider this agreement and consult with independent advisor(s) of his choosing with regard to the terms of this Agreement, and enters this agreement voluntarily and with a full understanding of its terms;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the Parties agree as follows:

     1. Employment and Term. Legato agrees to employ Employee as Executive Vice
        -------------------
President, OTG business group of Legato, for a period of two (2) years ("Initial Employment Period") unless terminated in accordance with Section 3 hereof. Employee will be responsible for, among other things, the following: utilizing skills and capabilities to achieve agreed to goals and objectives of functional business organization or group in support of Legato's corporate goals and objectives; management and development of subordinates; and participating and/or leading periodic cross functional initiatives in furtherance of Legato's business goals and objectives. The Initial Employment Period will commence as of the date the transaction between Legato and OTG closes ("the Start Date"). Each full twelve (12) month period that Employee is employed by Legato after the Start Date hereof shall be referred to herein as an "Employment Year." The entire duration of Employee's employment by Legato shall be referred to herein as the "Employment Period." Employee shall devote his full business time and attention to the business and affairs of Legato during the Employment Period. Employee shall not engage in any other business or job activity during the Employment Period without Legato's prior written consent. Employee shall in good faith perform those duties and functions as are required by his position and as are determined and assigned to him from time to time by the Board of Directors of Legato or its designate(s).

     After the expiration of the Initial Employment Period pursuant to this Agreement, Employee's employment will automatically renew for a period of one
(1) year, on the same terms and conditions as are set forth herein, unless either party gives the other written notice of non-renewal at least thirty (30) days prior to the end of the last applicable Employment Year.

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Legato may, in its sole discretion, elect to pay Employee, in lieu of this notice, thirty (30) days pay. Further termination payment shall be governed by
Section 3 of this Agreement.

     2. Compensation. During the Employment Period, Employee shall receive
        ------------
compensation from Legato for his services hereunder determined as follows:

          (A) Base Salary. Legato agrees to pay to Employee a base salary
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(hereafter referred to as the "Base Salary"), in the amount of $250,000 per
Employment Year, to be paid not less frequently than monthly and in accordance with Legato's usual payroll practices. The Board of Directors of Legato will review Employee's Base Salary no less than once annually, and may increase the Base Salary at Legato's discretion.

          (B) Bonus. Employee will be eligible for an annual bonus ("Bonus") of
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up to 50% of Employee's Base Salary for the prior year, based on the attainment of mutually established performance objectives, which amount is subject to modification at the discretion of the CEO and/or the Board of Directors of Legato, or their designates. For the 2002 Bonus, which is payable in 2003, Employee will be entitled to no less than 50% of the Bonus. Except as set forth in paragraph 3(A)(ii), below, the Bonus is payable so long as Employee remains employed in good standing on the Bonus payment date.

          (C) Fringe Benefits. During the Employment Period, Legato agrees to
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provide Employee with the fringe benefits ("Fringe Benefits") described in the
Employee Benefit Handbook for employees at Employee's level, as the same may be changed from time to time.

          (D) New Options. Employee shall be granted 75,000 options to purchase
              -----------
Legato common stock. The option grant shall be governed by the Legato Systems, Inc. 1995 Stock Option Plan, and shall be subject to the terms and conditions of the stock option agreement to be delivered separately to Employee.

          (E) Retention Bonus. Employee shall be paid a retention bonus in the
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amount of $100,000 to be paid in two equal installments on July 1, 2003 and
December 31, 2003 for continuous, uninterrupted service from the Start Date through December 31, 2003 ("the Retention Period"); provided that employee is employed by Legato on the date the retention bonus payment is due. If Employee is terminated by Legato for reasons other than Cause during the Retention Period, Legato agrees to pay the full amount of or the remainder of the Retention Bonus, whichever is applicable, less withholding and other applicable taxes.

     3. Termination. Either Legato or Employee may terminate Employee's
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employment in accordance with the following provisions:

          (A) Termination by Legato. The employment of Employee may be
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terminated by the Chief Executive Officer of Legato or his designate at will, with or without cause, subject to the following:

               (i) In the event that Employee's employment is terminated by Legato


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for Cause, Legato agrees to pay Employee an amount equal to Employee's Base
Salary and Fringe Benefits through the effective date of termination as set by Legato, and Employee shall not be entitled to any further compensation or benefits provided under this Agreement.

                    (a) Cause for termination shall mean termination of employment due to the commission of (1) any act of fraud, embezzlement or dishonesty by Employee , (2) any unauthorized use or disclosure by Employee of Confidential Information (as defined), including trade secrets, of Legato (or any parent or subsidiary of Legato), (3) any other intentional misconduct by Employee adversely affecting the business or affairs of the Legato in a material manner, or (4) Employee's breach of this Agreement. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which Legato (or any parent or subsidiary of Legato) may consider as grounds for the dismissal or discharge of Employee or any other individual in the service of Legato (or any parent or subsidiary of Legato).

                    (b) Legato may not terminate Employee under paragraph
(3)(A)(i)(a)(4) unless it has given Employee notice in writing of its intention to terminate his employment for cause pursuant to such provisions and thirty
(30) days to correct any condition giving rise to cause for termination. In the event that Employee fails satisfactorily to correct such conditions of which he is notified, which determination shall be made by Legato's Board of Directors, his employment shall be terminated.

               (ii) If Employee's employment is terminated as a result of Employee's Incapacity, or by Legato other than for Cause, Legato agrees, provided Employee enters into a severance and release agreement, to pay Employee an amount equal to twelve (12) months of Employee's Base Salary, and a pro rata share of Employee's annual Bonus (waiving discretionary approval), and to the provision of Fringe Benefits for twelve (12) months after the date of termination. This payment shall be made in equal monthly installments for twelve
(12) months following termination. "Incapacity" shall include death and any injury or illness leading to the inability of Employee to properly perform duties for a period of more than one hundred eighty (180) days.

          (B) Termination by Employee.
              -----------------------

               (i) If Employee's employment with Legato is terminated by Employee for any reason other than "Good Reason" or as a result of Employee's Incapacity, Employee shall be entitled only to his Base Salary and Fringe Benefits through the date of termination and Employee shall not be entitled to any further compensation or benefits pursuant to this Agreement

               (ii) If Employee's employment is terminated by Employee for Good Reason, Legato agrees, provided Employee enters into a severance and release agreement, to pay Employee an amount equal to Employee's Base Salary for twelve
(12) months and a pro rata share of Employee's annual Bonus (waiving any approval required), and to the provision of Fringe Benefits for a period of twelve (12) months after the date of termination or the remainder of the Initial Employment Period, whichever is less. This payment shall be made in equal


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monthly installments for twelve (12) months following termination. Except in the case of termination for Good Reason, Employee agrees to give Legato at least thirty (30) days prior written notice of termination of his employment. Legato shall have the right in its sole discretion to continue to employ Employee for such thirty (30) days, or for a shorter period with pay in the amount to which Employee would have been entitled if employed for such thirty
(30) day notice period. Employee agrees to use his best efforts to assist Legato to locate and hire a suitable replacement. For purposes of this Agreement, "Good Reason" shall be deemed to exist following: (A) a change in Employee's position with Legato which materially reduces Employee's level of responsibility, (B) a reduction in Employee's level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of Employee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by Legato without Employee's consent.

     4. Restrictive Covenants. Employee acknowledges that, pursuant to his
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employment with Legato, he will necessarily have access to trade secrets and information that is confidential and proprietary to Legato in connection with the performance of his duties. In consideration for the disclosure to Employee of, and the grant to Employee of access to such valuable and confidential information and in consideration of his employment, Employee shall comply in all respects with the provisions of this Section 4.

          (A) Confidentiality. During the Employment Period and thereafter,
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Confidential Information of Legato of which Employee gains knowledge during the
Employment Period or prior thereto in connection with his hiring shall be used by Employee only for the benefit of Legato in connection with Employee's performance of his employment duties, and Employee shall not, and shall not allow any other person that gains access to such information in any manner or form, disclose, communicate, divulge or otherwise make available, or use, any such information, other than for the immediate benefit of Legato and without the prior written consent of Legato, unless and until such Confidential Information has become public knowledge without fault by Employee. For purposes of this Agreement, the term "Confidential Information" means information not generally known to the public and which is proprietary to Legato and relates to Legato's existing or reasonably foreseeable business or operations, including but not limited to trade secrets, business plans, advertising or public relations strategies, financial information, budgets, personnel information, customer information and lists, and information pertaining to research, development, manufacturing, engineering, processing, product designs (whether or not patented or patentable), purchasing and licensing, and may be embodied in reports or other writings or in blue prints or in other tangible forms such as equipment and models. Employee will refrain from any acts or omissions that would jeopardize the confidentiality or reduce the value of any Legato Confidential Information.

          (B) Loyalty. During the Employment Period and for any period Employee
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is receiving compensation from Legato, Employee shall not, without prior written consent from the Legato Board of Directors, on his own account or as an employee, agent, promoter, consultant, partner, officer, director, or shareholder of any other person, firm, entity, partnership or corporation, own, operate, lease, franchise, conduct, engage in, be connected with, have any


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interest in, or assist any person or entity engaged in any business that is competitive with the business that is conducted by Legato or is in the same general field or industry as Legato, except as the holder of not more than 1% of the outstanding stock of a publicly held company.

Without limiting the generality of the foregoing, Employee does hereby covenant not to, during the Employment Period and for any period that he is receiving compensation from Legato:

               (i) contact, solicit or call upon any customer or supplier of Legato on behalf of any person or entity other than Legato for the purpose of selling, providing or performing any services of the type normally provided or performed by Legato; or

               (ii) induce or attempt to induce any person or entity to curtail or cancel any business or contracts which such person or entity had with Legato; or

               (iii) induce or attempt to induce any person or entity to terminate, cancel or breach any contract which such person or entity has with Legato.

          (C) Non-Solicitation of Employees. During the Employment Period,
              -----------------------------
during any period Employee is receiving compensation from Legato, and for one
(1) year thereafter. Employee agrees not directly or indirectly to solicit, induce or attempt to solicit or induce any employee of Legato to terminate his or her employment with Legato in order to become employed by any other person or entity.

          (D) Injunctive Relief. Employee expressly agrees that the covenants
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set forth in this Section 4 are reasonable and necessary to protect Legato and its legitimate business interests, and to prevent the unauthorized dissemination of Confidential Information to competitors of Legato. Employee also agrees that Legato will be irreparably harmed and that damages alone cannot adequately compensate Legato if there is a violation of this Section 4 by Employee, and that injunctive relief against Employee is essential for the protection of Legato. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available, Legato shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus attorneys' fees actually incurred for the securing of such relief. Furthermore, Employee agrees that Legato shall not be required to post a bond or other collateral security with the court if Legato seeks injunctive relief.

     5. Waiver of Option Vesting Rights
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          (A) Employee hereby acknowledges that Employee currently holds the option(s) to purchase shares of OTG's capital stock identified below. Those options, together with any other options Employee may have to purchase shares of OTG's capital stock, will be subject to the waiver provisions of this Section 5 and will hereafter be collectively referred to as the "Options."


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                                                    Number of
                                             Unvested Option Shares
              Grant Date   Exercise Price        as of 2/19/02
            ------------- ---------------- --------------------------
             May 31, 2001      6.2500                66,269
             May 31, 2001      6.2500                58,731

          (B) Pursuant to the existing terms of documents evidencing the Options, and Employee's current employment agreements with OTG (collectively, the "Employee Agreements"), those Options would vest, in whole or in part, on an accelerated basis either at the time of the acquisition of OTG by Legato ("the Acquisition") or upon the subsequent termination of Employee's employment with Legato or OTG (the "Vesting Acceleration Benefit"). In order to facilitate the closing of the Acquisition, and in consideration for the benefits Employee will receive as a result of the Acquisition, Employee, by signing this Agreement below, hereby knowingly and freely waives any and all right or entitlement to the Vesting Acceleration Benefit; provided however that after the closing of the Acquisition, the Parties hereby agree and acknowledge that Employee shall be entitled to the Vesting Acceleration Benefits only upon Employee's resignation from Legato for Good Reason or Employee's termination by Legato, unless such termination is a result of Employee's termination for Cause.

          (C) Following the execution of this Agreement, Employee's Options will continue to vest solely in accordance with the normal installment vesting schedule in effect under the applicable agreement for each of Employee's Options, and no accelerated vesting of those Options will occur at the time of the Acquisition (or upon Employee's subsequent termination of employment unless such termination is other than as a result of (x) a termination for Cause or (y) Employee's resignation for any reason other than for Good Reason).

     6. Notices. Any notice which either party may wish or be required to give
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to the other party pursuant to this Agreement shall be in writing and shall be either personally served or deposited in the United States mail, registered or certified and with proper postage prepaid, addressed as follows:

                  To Legato:
                  ---------

                  Legato Systems, Inc.
                  2350 West El Camino Real
                  Mountain View, California 94040
                  Attention: VP, Human Resources
                  With a Copy to: General Counsel

                  To Employee:
                  -----------

                  -------------------------------

                  -------------------------------

                  -------------------------------


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or to such other address as the Parties may designate from time to time by written notice to the other party given in the above manner. Notice given by personal service shall be deemed effective upon service. Notice given by registered or certified mail shall be deemed effective three (3) days after deposit in the mail.

     7. Miscellaneous.
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          (A) Modifications. As of the effective date, this Agreement supersedes
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all prior agreements and understandings between the Parties relating to the employment of Employee by Legato, and it may not be changed or terminated orally. No modification, termination, or attempted waiver of any other provisions of this Agreement shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

          (B) Savings & Severability. If any restriction set forth in Section 4
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of this Agreement is held to be unreasonable, then the Parties agree, and hereby submit, to the reduction and limitation of such restriction to such area or period or scope as shall be deemed reasonable and enforceable. The Parties also agree that if any other provision of this Agreement (or portion thereof) is held to be unenforceable, that such unenforceability will not affect any other provision (or portion thereof) and this Agreement shall be construed as if such unenforceable provision or portion had never been contained herein.

          (C) Prior Obligations of Employee. Employee represents and warrants
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that, by entering this Agreement, he is not breaching any contractual relationship or obligation toward any person or entity. Furthermore, he understands that Legato is hiring him solely for the purpose of engaging his skill and expertise and not to acquire trade secrets or confidential information belonging to any other person or entity. Employee further understands that he is prohibited from disclosing such trade secrets and proprietary information to Legato.

          (D) Successors. This Agreement shall extend to and be binding upon
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Employee, his legal representatives, heirs and distributees, and upon Legato, its successors and assigns.

          (E) Governing Law. This Agreement and all remedies hereunder shall be
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construed and enforced in accordance with the laws of the State of Maryland.

          (F) Jurisdiction; Venue; Attorneys' Fees. The Parties do hereby agree
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and submit to personal jurisdiction in the State of Maryland for the purposes of any proceedings brought to enforce or construe the terms of this Agreement or to resolve any dispute or controversy arising under, as a result of, or in connection with this Agreement, and do hereby agree and stipulate that any such proceedings shall be venued and held in Bethesda, Maryland. The prevailing party in any such proceeding shall be entitled to recover from the losing party all costs that it has incurred as a result of such proceeding including but not limited to all travel costs and attorneys' fees.


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          (G) Entire Agreement. This Agreement constitutes the entire agreement
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of the Parties, and supersedes and prevails over all other prior agreements, understandings or representations by or between Employee and Legato or OTG, whether oral or written, with respect to Employee's employment with Legato or OTG.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first set forth above.

Employer:

LEGATO SYSTEMS, INC.



By: /s/  JACK LANDERS
    ---------------------------------


Employee:

/s/  F. WILLIAM CAPLE
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